Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports First Quarter 2022 Financial Results

- Record Q1 Revenue and Profit -
- Added Over $400 Million in New Project Awards -
- Added 60 MWe to Energy Assets in Development -
- Added Over $100 Million in Long-term O&M Contracts -
- Reaffirms FY22 Guidance -

First Quarter 2022 Financial Highlights:
(All financial result comparisons made are against the prior year period unless otherwise noted)
•Revenues of $474.0 million, up 88%
•Net income attributable to common shareholders of $17.4 million, up 56%
•GAAP EPS of $0.32, up 46%
•Non-GAAP EPS of $0.36, up 44%
•Adjusted EBITDA of $45.1 million, up 52%

FRAMINGHAM, MA – May 2, 2022 - Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended March 31, 2022. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein.
“Excellent execution by all of our teams led to robust first quarter revenue and profits, keeping us on track to achieve another year of record results in 2022. Each of our lines of business posted significant year-over-year growth. Even with record project revenues, we continued to grow our total project backlog with significant new awards, ending the quarter at $3.1 billion. Our work on the three Southern California Edison (SCE) BESS projects were a significant contributor to first quarter revenue growth as we hit many key milestones ahead of our expectations.

Update on the SCE BESS projects
•The production of the majority of the battery components needed for the projects is complete
•Construction, mobilization and the delivery of other major equipment is proceeding at the SCE sites
•As we stated in our previous press release, we are expecting delays in the delivery of certain batteries due to the COVID-19 lockdowns in several regions around China and newly implemented Chinese transportation safety policies
•Under the SCE contract, Force Majeure events, including COVID-related delays, result in extensions of required completion deadlines without liquidated damages and the contract price may be increased to account for the impact of the Force Majeure event
•Ameresco is engaged in continuing discussions with SCE regarding the applicability and scope of any Force Majeure relief relating to these circumstances
•We expect up to 300 MW of capacity to be online in August 2022, with the remainder to be online this year

“We were excited to announce another transformative win during the first quarter with the City of Bristol, UK in support of their ambitious 2030 carbon neutrality goal. Just six months after winning the SCE projects, Ameresco was awarded our second largest project ever. Once contracted, this unique 20-year partnership is designed to encompass a full range of advanced technologies, and efficiency and renewable solutions involving Project work, O&M as well as Energy Assets. We anticipate that this project will serve as a blueprint for cities, campuses and corporations across the US and Europe as they develop their net zero initiatives. The comprehensive scope of this project once again highlights our core capabilities to compete and win increasingly large and complex projects.

“The Energy Asset group had several significant wins during the quarter and our O&M business continued to add contracts as well, building its contracted backlog to over $1.2 billion. These sources of recurring revenue together with our project backlog provide us with over $5 billion in revenue visibility,” commented George P. Sakellaris, President and Chief Executive Officer.

First Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Total revenue increased 88% with growth across all our lines of business. Project revenue increased 118% as aspects of the SCE and other projects progressed ahead of our expectations during the quarter. The growth in our operating energy asset base, increased performance of existing assets and strong RIN prices drove a 15.4% growth in Energy Asset revenue with O&M and Other revenue increasing 9.6% and 11.0%, respectively. Gross margin was 14.4%, in line with our expectations given the impact from the lower gross margin profile of the SCE design/build project. Revenue performance combined with the Company’s strong operating leverage helped drive net income to $17.4 million, a 56% increase, and Adjusted EBITDA to $45.1 million, a 52% increase. Energy asset line of business net income was negatively impacted by non-cash mark-to-market charges on our commodity gas swaps that totaled approximately $2.5 million.

(in millions)	1Q 2022			1Q 2021
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$393.4	$10.2	$18.5	$180.7	$4.4	$8.3
Energy Assets	$38.4	$3.9	$21.2	$33.3	$5.9	$18.7
O&M	$20.3	$2.6	$3.6	$18.5	$0.6	$1.8
Other	$21.9	$0.7	$1.8	$19.7	$0.2	$0.9
Total (1)	$474.0	$17.4	$45.1	$252.2	$11.2	$29.7

(1) Net Income (Loss) represents net income (loss) attributable to common shareholders.
(2) Numbers in table may not foot due to rounding.

($ in millions)	At March 31, 2022
Awarded Project Backlog (1)	$1,754
Contracted Project Backlog	$1,342
Total Project Backlog	$3,096

O&M Revenue Backlog	$1,212
Energy Asset Visibility (2)	$1,040
Operating Energy Assets	353 MWe
Assets in Development	464 MWe

(1) customer contracts that have not been signed yet
(2) estimated contracted revenue and incentives on our operating Energy Assets, which may vary with actual production and future values of certain environmental attributes

Project Highlights
In the first quarter of 2022:

•We were awarded a 20-year project to reduce energy costs and decarbonize the City of Bristol by 2030 through a series of energy and infrastructure investment opportunities, designed to attract upwards of £1 billion of inward investment to be shared with us and our partner Vattenfall.
•We announced a contract through our partnership at Joint Base Pearl Harbor-Hickam (JBPHH) Air Force Base in Hawaii for a $102 million energy conservation project and accompanying $95 million 25-year O&M service agreement increasing energy efficiency, reducing carbon emissions, and increasing the comfort of military families on Hickam Air Force Base.
•We were awarded the 10-MW Slemon Park Microgrid project in collaboration with PEI Energy Corporation incorporating a 10-MW solar facility with direct current-coupled energy storage.

Asset Highlights
In the first quarter of 2022:

•Ameresco brought 10 MWe assets into operation while adding 60 MWe (gross) to our Assets in Development, bringing our total Assets in Development to 464 MWe.
•Added a 50 MWe battery and medium RNG project into our Assets into Development.

Summary and Outlook
“Ameresco’s first quarter performance demonstrates our strong positioning in an expanding addressable market that is benefiting from long term industry trends. These trends, together with the breadth of our technological expertise and proven track record position Ameresco to benefit from the growing number of opportunities on the horizon,” Mr. Sakellaris noted.

“We are pleased to reaffirm our 2022 guidance for year-over-year revenue growth of 52%, Adjusted EBITDA growth of 34% and Non-GAAP EPS of 26% at the midpoints of our guidance ranges. During 2022, we anticipate placing between 60 and 80 MWe of energy assets in service, while investing approximately $225 million to $275 million of capital, the majority of which we expect to fund with non-recourse debt. In addition, we now expect Q2 revenue to be about 10-15% higher than Q1. Q2 gross margins are still expected to be approximately 14%. Q3 revenue is expected to be slightly greater than Q4. We expect Q3 and Q4 gross margins to be approximately 18%,” Mr. Sakellaris concluded.

FY 2022 Guidance Ranges
Revenue	$1.83 billion	$1.87 billion
Gross Margin	15.5%	16.5%
Adjusted EBITDA	$200 million	$210 million
Interest Expense & Other	$25 million	$27 million
Effective Tax Rate	13%	17%
Non-GAAP EPS	$1.85	$1.95
The Company’s guidance excludes the impact of any non-controlling interest activity, one-time charges, asset impairment charges, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss first quarter financial results, business and financial outlook and other business highlights. The conference call will be available via the following dial in numbers:
•U.S. Participants: Dial +1 (877) 359-9508 (Access Code: 1647646)
•International Participants: Dial +1 (224) 357-2393 (Access Code: 1647646)
Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at

www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and Europe. Ameresco’s sustainability services in support of clients’ pursuit of Net-Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,200 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, capital investments, other financial guidance, statements about our agreement with SCE including the impact of any delays, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without delay; demand for our energy efficiency and renewable energy solutions; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our ability to arrange financing to fund our operations and projects and to comply with covenants in our existing debt agreements; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy and the fiscal health of the government; the ability of customers to cancel or defer contracts included in our backlog; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment particularly given global supply chain challenges; our reliance on third parties for our construction and installation work; the addition of new customers or the loss of existing customers including our reliance on the agreement with SCE for a significant portion of our revenues in 2022; the impact from Covid-19 on our business; global supply chain challenges, component shortages and inflationary pressures; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; cybersecurity incidents and breaches; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (SEC) on March 1, 2022 and other SEC filings. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,288	$50,450
Restricted cash	26,792	24,267
Accounts receivable, net	204,082	161,970
Accounts receivable retainage, net	40,555	43,067
Costs and estimated earnings in excess of billings	460,240	306,172
Inventory, net	9,720	8,807
Prepaid expenses and other current assets	19,025	25,377
Income tax receivable	4,337	5,261
Project development costs	12,162	13,214
Total current assets	845,201	638,585
Federal ESPC receivable	605,871	557,669
Property and equipment, net	13,063	13,117
Energy assets, net	908,006	856,531
Deferred income tax assets, net	3,722	3,703
Goodwill, net	71,334	71,157
Intangible assets, net	5,974	6,961
Operating lease assets	39,485	41,982
Restricted cash, net of current portion	13,323	12,337
Other assets	20,869	22,779
Total assets	$2,526,848	$2,224,821

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and financing lease liabilities	$80,191	$78,934
Accounts payable	231,533	308,963
Accrued expenses and other current liabilities	43,784	43,311
Current portion of operating lease liabilities	6,134	6,276
Billings in excess of cost and estimated earnings	31,729	35,918
Income taxes payable	1,771	822
Total current liabilities	395,142	474,224
Long-term debt and financing lease liabilities, net of current portion and deferred financing fees	659,695	377,184
Federal ESPC liabilities	600,507	532,287
Deferred income tax liabilities, net	6,063	3,871
Deferred grant income	8,379	8,498
Long-term portions of operating lease liabilities, net of current portion	32,854	35,135
Other liabilities	40,560	43,176

	March 31,	December 31,
	2022	2021
Commitments and contingencies
Redeemable non-controlling interests, net	$47,438	$46,182
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 35,910,759 shares issued and 33,808,964 shares outstanding at March 31, 2022, 35,818,104 shares issued and 33,716,309 shares outstanding at December 31, 2021	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2022 and December 31, 2021	2	2
Additional paid-in capital	289,459	283,982
Retained earnings	456,088	438,732
Accumulated other comprehensive loss, net	(3,889)	(6,667)
Treasury stock, at cost, 2,101,795 shares at March 31, 2022 and December 31, 2021	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	729,875	704,264
Non-controlling interest	6,335	—
Total stockholders’ equity	736,210	704,264
Total liabilities, redeemable non-controlling interests and stockholders' equity	$2,526,848	$2,224,821

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$474,002	$252,202
Cost of revenues	405,624	205,293
Gross profit	68,378	46,909
Selling, general and administrative expenses	39,692	28,601
Operating income	28,686	18,308
Other expenses, net	7,081	3,672
Income before income taxes	21,605	14,636
Income tax provision	2,307	2,205
Net income	19,298	12,431
Net income attributable to redeemable non-controlling interests	(1,914)	(1,257)
Net income attributable to common shareholders	$17,384	$11,174
Net income per share attributable to common shareholders:
Basic	$0.34	$0.23
Diluted	$0.32	$0.22
Weighted average common shares outstanding:
Basic	51,744	48,975
Diluted	53,636	50,357

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$19,298	$12,431
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets, net	11,806	9,686
Depreciation of property and equipment	734	833
Gain on contingent consideration	(320)	—
Accretion of ARO liabilities	36	24
Amortization of debt discount and debt issuance costs	852	747
Amortization of intangible assets	578	80
Provision for bad debts	237	3
Equity in (earnings) loss of unconsolidated entity	(637)	62
Net loss (gain) from derivatives	1,622	(377)
Stock-based compensation expense	3,531	766
Deferred income taxes, net	1,284	1,410
Unrealized foreign exchange loss	132	19
Changes in operating assets and liabilities:
Accounts receivable	(40,859)	15,535
Accounts receivable retainage	2,582	(1,844)
Federal ESPC receivable	(46,300)	(65,973)
Inventory, net	(914)	48
Costs and estimated earnings in excess of billings	(154,325)	6,544
Prepaid expenses and other current assets	2,813	(726)
Project development costs	1,260	1,259
Other assets	105	(600)
Accounts payable, accrued expenses and other current liabilities	(77,163)	(19,333)
Billings in excess of cost and estimated earnings	(4,309)	(3,973)
Other liabilities	(33)	(226)
Income taxes receivable, net	1,868	4,881
Cash flows from operating activities	(276,122)	(38,724)
Cash flows from investing activities:
Purchases of property and equipment	(889)	(656)
Capital investment in energy assets	(56,844)	(55,823)
Cash flows from investing activities	(57,733)	(56,479)
Cash flows from financing activities:
Proceeds from equity offering, net of offering costs	—	120,216
Payments of debt discount and debt issuance costs	(2,570)	(850)
Proceeds from exercises of options and ESPP	1,708	1,386
Proceeds from (payments on) senior secured revolving credit facility, net	76,000	(53,073)
Proceeds from long-term debt financings	286,744	30,811
Proceeds from Federal ESPC projects	64,788	33,520
Proceeds for (payments on) energy assets from Federal ESPC	1,925	(59)
Contributions from non-controlling interest	4,594	—
Distributions to redeemable non-controlling interests, net	(357)	(495)
Payments on long-term debt and financing leases	(77,432)	(19,073)
Cash flows from financing activities	355,400	112,383
Effect of exchange rate changes on cash	(196)	330
Net increase in cash, cash equivalents, and restricted cash	21,349	17,510
Cash, cash equivalents, and restricted cash, beginning of period	87,054	98,837
Cash, cash equivalents, and restricted cash, end of period	$108,403	$116,347

Non-GAAP Financial Measures (In thousands) (Unaudited)

	Three Months Ended March 31, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$10,160	$3,870	$2,630	$724	$17,384
Impact from redeemable non-controlling interests	—	1,914	—	—	1,914
Plus (less): Income tax provision (benefit)	3,299	(1,784)	392	400	2,307
Plus: Other expenses, net	1,424	5,460	115	82	7,081
Plus: Depreciation and amortization	851	11,485	335	447	13,118
Plus: Stock-based compensation	2,934	286	153	158	3,531
(Less) plus: (Contingent consideration) and restructuring and other charges	(155)	(26)	(14)	(14)	(209)
Adjusted EBITDA	$18,513	$21,205	$3,611	$1,797	$45,126
Adjusted EBITDA margin	4.7%	55.2%	17.8%	8.2%	9.5%

	Three Months Ended March 31, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$4,426	$5,910	$617	$221	$11,174
Impact from redeemable non-controlling interests	—	1,257	—	—	1,257
Plus: Income tax provision	1,119	981	82	23	2,205
Plus: Other expenses, net	1,193	2,068	177	235	3,673
Plus: Depreciation and amortization	1,012	8,405	828	354	10,599
Plus: Stock-based compensation	554	98	57	58	767
Plus: Restructuring and other charges	20	5	22	2	49
Adjusted EBITDA	$8,324	$18,724	$1,783	$893	$29,724
Adjusted EBITDA margin	4.6%	56.3%	9.6%	4.5%	11.8%

	Three Months Ended March 31,
	2022	2021
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$17,384	$11,174
Adjustment for accretion of tax equity financing fees	(28)	(31)
Impact from redeemable non-controlling interests	1,914	1,257
(Less) Plus: (Contingent consideration) and restructuring and other charges	(209)	—
Less: Income tax effect of Non-GAAP adjustments	54	(12)
Non-GAAP net income	19,115	12,388

Diluted net income per common share	$0.32	$0.22
Effect of adjustments to net income	0.04	0.03
Non-GAAP EPS	$0.36	$0.25

Adjusted cash from operations:
Cash flows from operating activities	$(276,122)	$(38,724)
Plus: proceeds from Federal ESPC projects	64,788	33,520
Adjusted cash from operations	$(211,334)	$(5,204)

Other Financial Measures (In thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
New contracts and awards:
New contracts	$226,700	$73,000
New awards (1)	$438,000	$275,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2022
	Low	High
Operating income(1)	$137 million	$145 million
Depreciation and amortization	$52 million	$53 million
Stock-based compensation	$11 million	$12 million
Adjusted EBITDA	$200 million	$210 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset impairment, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP

EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.